Exhibit 99.1

NEWS RELEASE

Contacts:        Bob Halliday

Executive Vice President

Chief Financial Officer

978.282.7597

or

Mary Wright

Director, Investor Relations

978.282.5859

Varian Semiconductor Equipment Associates Reports

Fiscal 2006 Third Quarter Results

GLOUCESTER, MA, July 27, 2006 – Varian Semiconductor Equipment Associates, Inc. (“Varian Semiconductor”) (Nasdaq: VSEA) today announced results for its fiscal 2006 third quarter ended June 30, 2006.

Revenue for the third quarter of fiscal 2006 totaled $186.2 million, compared to revenue of $166.7 million for the same period a year ago. Varian Semiconductor recorded net income of $24.7 million, or $0.43 per share during the third quarter of fiscal 2006, compared to net income of $19.3 million, or $0.34 per share for the same period a year ago. As a result of the adoption of SFAS 123(R) “Stock Based Compensation,” Varian Semiconductor’s results include equity compensation costs of $3.0 million, net of tax, or $0.05 per share in the third quarter of fiscal 2006. Additionally, during the third quarter of fiscal 2006, Varian Semiconductor repurchased $33.8 million of its common stock under a previously announced share repurchase program.

Chief Executive Officer Gary Dickerson said, “The third quarter of 2006 was a record-setting one for Varian Semiconductor as we shipped more single wafer high current systems than any quarter in our history. We are confident that continued strong demand for our market share leading high current and medium current systems, as well as the growing demand for our high energy and VIISta PLAD plasma doping system, should translate into higher overall market share in 2006 and 2007. We continue to see positive customer feedback for the enhancements we are making to extend the cost and yield architectural advantages of our products for current and future device technologies. This was best expressed by our #1 ranking in customer satisfaction among Large Suppliers of Wafer Processing Equipment for the ninth time in 10 years by VLSI Research.”

Chief Financial Officer Robert Halliday provided forward guidance for the fourth quarter of fiscal 2006. “We currently expect revenue to be between $205 and $215 million. Earnings per share are anticipated to range from $0.52 to $0.58 per share, including equity compensation costs. The impact from equity compensation is expected to be approximately $0.05 per share.”

– more –

VSEA Announces FY 2006 Q3 Results	Page 2	July 27, 2006

Varian Semiconductor will hold a conference call, broadcast over the Internet, at 5:30 p.m. Eastern time today to discuss Varian Semiconductor’s operating results and outlook. Access to the call is available through the investor relations page on Varian Semiconductor’s website at www.vsea.com. Replays will be available via the website for two weeks after the call.

Results of operations include the following amounts related to equity compensation expense:

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005
Cost of revenue	$492	$3	$1,504	$3
Research and development	817	455	2,804	455
Marketing, general and administrative	3,175	234	10,065	3,148

Expense before taxes	4,484	692	14,373	3,606

Provision for income taxes	(1,467)	(215)	(4,484)	(1,119)

Total	$3,017	$477	$9,889	$2,487

About Varian Semiconductor Equipment Associates, Inc.

Varian Semiconductor is the leading producer of ion implantation equipment used in the manufacture of semiconductors. Varian Semiconductor is headquartered in Gloucester, Massachusetts, and operates worldwide. Varian Semiconductor maintains a website at www.vsea.com. The information contained in Varian Semiconductor’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

Note: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning the industry outlook, Varian Semiconductor’s guidance for fourth quarter fiscal 2006 revenue, gross margin, earnings per share and equity compensation costs, market share, demand for products, competitive position, expected fourth quarter fiscal 2006 product shipments, and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volatility in the semiconductor equipment industry; intense competition in the semiconductor equipment industry; Varian Semiconductor’s dependence on a small number of customers; fluctuations in Varian Semiconductor’s quarterly operating results; Varian Semiconductor’s transition to new products; Varian Semiconductor’s exposure to risks of operating internationally; uncertain protection of Varian Semiconductor’s patent and other proprietary rights; Varian Semiconductor’s reliance on a limited group of suppliers; potential environmental liabilities; Varian Semiconductor’s ability to manage potential growth, decline and strategic transactions; Varian Semiconductor’s reliance on one primary manufacturing facility; Varian Semiconductor’s dependence on certain key personnel; and the risk of substantial indemnification obligations under the agreements governing the spin-off of Varian Semiconductor from Varian Associates, Inc. on April 2, 1999. These and other important risk factors that may affect actual results are discussed in detail under the caption “Risk Factors” in Varian Semiconductor’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and in other reports filed by Varian Semiconductor with the Securities and Exchange Commission. Varian Semiconductor cannot guarantee any future results, levels of activity, performance or achievement. Varian Semiconductor undertakes no obligation to update any of the forward-looking statements after the date of this release.

– more –

VSEA Announces FY 2006 Q3 Results	Page 3	July 27, 2006

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005
Revenue
Product	$162,656	$144,227	$452,031	$367,359
Service	20,747	19,902	58,801	60,584
Royalty	2,783	2,561	6,786	26,269

Total revenue	186,186	166,690	517,618	454,212
Cost of revenue	105,091	96,233	302,756	249,348

Gross profit	81,095	70,457	214,862	204,864

Operating expenses
Research and development	22,872	19,351	66,731	57,081
Marketing, general and administrative	27,829	26,243	87,631	77,953
Restructuring	—	—	—	914

Total operating expenses	50,701	45,594	__154,362	135,948

Operating income	30,394	24,863	60,500	68,916
Interest income, net	5,755	2,926	16,124	12,935
Other income, net	651	17	611	2,754

Income before income taxes	36,800	27,806	77,235	84,605
Provision for income taxes	12,126	8,506	15,465	26,227

Net income	$24,674	$19,300	$61,770	$58,378

Weighted average shares outstanding – basic	56,767	55,197	56,686	54,929
Weighted average shares outstanding – diluted	57,473	56,395	57,444	56,064
Net income per share – basic	$0.43	$0.35	$1.09	$1.06
Net income per share – diluted	$0.43	$0.34	$1.08	$1.04

Note: Prior period shares outstanding and earnings per share have been adjusted for the three-for-two stock split effected as a dividend, which became effective on February 28, 2006 for shareholders of record on February 13, 2006.

– more –

VSEA Announces FY 2006 Q3 Results	Page 4	July 27, 2006

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2006	September 30, 2005
ASSETS
Current assets
Cash and cash equivalents	$218,517	$193,426
Short-term investments	167,176	280,646
Accounts receivable, net	151,556	123,612
Inventories	129,894	127,374
Deferred income taxes	34,942	30,865
Other current assets	15,317	32,796

Total current assets	717,402	788,719
Long-term investments	131,864	—
Property, plant and equipment, net	60,211	58,435
Other assets	16,464	15,665

Total assets	$925,941	$862,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable and current portion of long-term debt	$455	$426
Accounts payable	47,311	33,272
Accrued expenses	56,082	59,280
Product warranty	9,671	8,585
Deferred revenue	51,742	52,118

Total current liabilities	165,261	153,681
Long-term accrued expenses	9,894	10,849
Deferred income taxes	4,926	5,477
Long-term debt	3,391	3,736

Total liabilities	183,472	173,743

Stockholders’ equity
Common stock	581	380
Capital in excess of par value	420,696	382,445
Less: Cost of treasury stock	(53,833)	—
Retained earnings	378,100	316,330
Deferred compensation	—	(9,366)
Accumulated other comprehensive loss	(3,075)	(713)

Total stockholders’ equity	742,469	689,076

Total liabilities and stockholders’ equity	$925,941	$862,819

# # #